[*****] Text omitted for confidential treatment. The redacted information has been excluded because it is (i) not material and (ii) the type of information that the registrant customarily and actually treats as private or confidential.

EXHIBIT 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made by and among biote Corp. (“Biote”), BioTE Medical, LLC (“Medical”), BioTE Holdings, LLC (“Holdings,” and together with Biote and Medical, the “Biote Entities”), Mary Elizabeth Conlon (“Conlon”), Marc D. Beer (“Beer”), Teresa S. Weber (“Weber”), Dana Jacoby (“Jacoby”), Mark Cone (“Cone”), Dr. Gary S. Donovitz (“Donovitz”), the Gary S. Donovitz 2012 Irrevocable Trust (“Trust”), BioTE Management, LLC (“Management,” and together with Donovitz and the Trust, the “Donovitz Entities”), Cooley LLP (“Cooley”), Andrew Heyer, Steven J. Heyer, and Haymaker Sponsor III LLC (“Haymaker”) (each a “Party” and together the “Parties”). This Agreement shall become effective upon execution by all the Parties (“Effective Date”).

WHEREAS, Medical and Donovitz entered into a Founder Advisory Agreement, effective as of May 26, 2022 (“FAA”);

WHEREAS, on June 23, 2022, Donovitz began litigation in the District Court of Dallas County, Texas, styled Donovitz v. Cooley LLP, et. al., DC-22-06493 (“Donovitz Texas Action”);

WHEREAS, on July 11, 2022, Biote began litigation in the Delaware Court of Chancery, styled biote Corp. v. Dr. Gary S. Donovitz, C.A. No. 2022-0611-JTL (“Biote Delaware Litigation”);

WHEREAS, on August 2, 2022, Medical began litigation in the District Court of Dallas County, Texas, styled BioTE Med., LLC v. Dr. Gary S. Donovitz and Lani Hammonds Donovitz, DC-22-08737 (“Medical Texas Litigation”);

WHEREAS, on August 24, 2022, Donovitz began litigation in the Court of Chancery styled Dr. Gary S. Donovitz v. biote Corp., et al., C.A. No. 2022-0749-JTL (“Donovitz Delaware Litigation”);

WHEREAS, on November 16, 2023, the Trust and Management began litigation in the Court of Chancery, styled Dr. Gary S. Donovitz, as Trustee for the Gary S. Donovitz 2012 Irrevocable Trust, and Biote Mgmt., LLC, v. BioTE Holdings, LLC and BioTE Med., LLC, C.A. No. 2023-1163-SEM (“Delaware Books and Records Litigation,” and together with the Donovitz Texas Action, Biote Delaware Litigation, Medical Texas Litigation, and Donovitz Delaware Litigation, the “Lawsuits”);

WHEREAS, on November 21, 2023, the District Court of Dallas County, Texas, rendered a final judgment in the Medical Texas Litigation, attached as Exhibit A (“Final Judgment”);

WHEREAS, on February 13, 2024, the Parties held a mediation before Chancellor William B. Chandler III and reached a global resolution of the Lawsuits;

WHEREAS, this Agreement shall be and remains in effect despite the discovery or existence of any new or additional fact, or any fact different from that which any Party now knows or believes to be true;

WHEREAS, by entering into this Agreement, signing it, and accepting the consideration provided herein and the benefits of it, the Parties acknowledge and agree that they are giving up forever any right to seek further monetary or other relief from any other Party and any other Party’s affiliated persons and entities as broadly described in the release section of this Agreement.

NOW, THEREFORE, in consideration of the below mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.
Definitions.
A.
“Affiliate(s)” means a past or present accountant, administrator, advisor, agent, assign, attorney, banker, broker, consultant, dealer, director, employee, estate, executor, heir, joint venture or venturer, limited liability company, manager, member, officer, partner, partnership, predecessor, principal, representative, stockholder, successor, trustee, or underwriter.
B.
“Claims” means all claims, demands, actions or causes of action, suits, rights, duties, agreements, obligations, liabilities, losses, damages, judgments, decrees, fees, attorneys’ fees, expenses, costs, debts, interest, penalties, sanctions, matters, issues and controversies of any kind or nature, whether known or unknown, accrued or unaccrued, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, alleged or unalleged, foreseen or unforeseen, actual or potential, material or immaterial, including any arising out of any oral or written agreement that predates the Effective Date, including without limitation all oral and written agreements made a part of or arising out of the SPAC merger that closed on May 26, 2022, pursuant to a Business Combination Agreement (the “BCA”) executed on or about December 13, 2021 (collectively, the “SPAC Transaction”), including the FAA, and also including but not limited to those which have been, could have been, or in the future can or might be asserted in any court, tribunal, arbitration or other proceeding (including but not limited to any arising under federal, state or foreign statutory or common law relating to fraud, breach of any duty, breach of contract, negligence, securities laws or regulations, intellectual property or trade secret laws or regulations), whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity, whether for actual damages, exemplary damages or interest (prejudgment or post-judgment) on such damages, whether for advancement, indemnity or contribution, and whether for any warrants, options or earn-out shares, which have arisen or could have arisen, or now or hereafter may arise out of or relate in any way, directly or indirectly, to any facts, events, transactions, matters, acts, occurrences, omissions, statements, representations, misrepresentations, or any other matter or thing of any kind or nature, or any series of them, in existence from the beginning of time to the Effective Date, including but not limited to any relating to the FAA, institution, prosecution, settlement, judgment or dismissal of the Lawsuits and claims relating to any shares/units described in Section 2 of the Agreement; provided however that “Claims” do not include: (1) the Parties’ rights or obligations under this Agreement; (2) the Parties’ rights or obligations under confidentiality orders in the Lawsuits; or (3) the Parties’ rights or obligations under the Final Judgment (other than the monetary awards), including any past, present or future violation of the injunctive relief in the Final Judgment.

C.
“Closing” means the third business day after the Effective Date.
D.
“including” is not exclusive and means “including without limitation.”
E.
“Released Claims” means the Claims released under this Agreement.
F.
“Person” means a natural person, individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, limited liability company, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency of it, and any other business or legal entity.
2.
Payment.
A.
Biote will pay a total sum of seventy-six million eight-hundred sixty-five thousand eighty-eight dollars and seventy-five cents ($76,865,088.75) (the “Settlement Sum”) to purchase all of the Holdings Class A common units (“Holdings Units”), shares of Biote Class V common stock (“Class V Shares,” and together with the Holdings Units, “Paired Interests”) and shares of Biote Class A common stock (“Class A Shares”) currently beneficially owned by the Donovitz Entities over the following three-year schedule:
B.
At Closing, Biote will buy all Class A Shares currently owned by the Donovitz Entities (approximately 5.1 million), and a sufficient number of Paired Interests from the Donovitz Entities (approximately 3.1 million) to equal 8,192,389 shares/units for a cash payment of $32,162,261.67;
i.
On or before the 12-month anniversary of the Closing, Biote will buy 4,096,195 Paired Interests from the Donovitz Entities for a cash payment of $15,081,130.83;
ii.
On or before the 24-month anniversary of the Closing, Biote will buy 4,096,195 Paired Interests from the Donovitz Entities for a cash payment of $19,081,130.83; and
iii.
On or before the 36-month anniversary of the Closing, Biote will buy 2,048,096 Paired Interests from the Donovitz Entities for a cash payment of $10,540,565.42.
C.
The above Biote payments will be made to the Trust, on behalf of all the Donovitz Entities, by wire transfer to the following:

Bank: [*****]

Address: [*****]

ABA Routing #: [*****]

Beneficiary: [*****]

Credit Account #: [*****]

D.
Promptly (and in any event within five business days) after receipt of each respective payment in Section 2.B.i.-iii., the Donovitz Entities will either (i) deliver to Biote the certificate(s), if any, representing the Holdings Units, Class A Shares, and Class V Shares beneficially owned by the Donovitz Entities purchased thereby, together with any other necessary instruments of transfer (including a duly executed stock power); or (ii) initiate with the appropriate transfer agent the transfer of the Holdings Units, Class A Shares, and Class V Shares beneficially owned by the Donovitz Entities purchased thereby, together with any other necessary instruments of transfer (including a duly executed stock power). Biote and Holdings may update their books and records to reflect these transfers upon delivery of payment, without any further action by the Donovitz Entities.
E.
At Closing, the Donovitz Entities will deliver executed copies of the Voting Agreement attached as Exhibit B.
3.
FAA termination.
A.
Donovitz terminates the FAA effective as of the Closing, under FAA Exhibit A paragraph 5(d). Medical waives any required prior written notice of that termination, and agrees the termination was effective on that date. At Closing, the Biote Entities will pay all outstanding amounts due and owing to Donovitz under the FAA that are due and owing as of the Closing.
B.
Donovitz will provide to Biote the Microsoft Windows Surface tablet issued to Donovitz (identified by Microsoft Device Identity Certificate [*****]) by the Biote Entities on or before the Closing. The Biote Entities will remove all Biote software and controls, including any device tracking and monitoring capabilities, and FAA Confidential Information (as defined herein), from the Windows Surface tablet. The Biote Entities shall provide notice of such removal to Donovitz pursuant to the notice provision herein and shall return the Windows Surface tablet within fourteen (14) days of the Closing.
C.
Donovitz will not retain any Confidential Information (as defined in the FAA) (“FAA Confidential Information”) in his possession, custody or control. Donovitz shall within seven (7) days after the Effective Date use commercially reasonable efforts to destroy (or, in the case of electronic embodiments, permanently erase; provided, that destruction of FAA Confidential Information is deemed to have occurred with respect to electronic files if such files are deleted from inboxes and hard-drives) all tangible material embodying FAA Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of FAA Confidential Information) in his possession, custody or control. Donovitz’s commercially reasonable efforts to comply with the foregoing sentence shall not require the destruction of FAA Confidential Information that (i) is stored on backup storage media made in accordance with regular data backup procedures for disaster recovery purposes; (ii) is subject to legal hold obligations; or (iii) is required to be retained for legal, regulatory or internal recordkeeping purposes; it being agreed between the Parties that any such retained information shall continue to be treated as FAA Confidential Information in accordance with the FAA terms, notwithstanding the termination of the FAA pursuant to Section 3.A. hereof.

4.
Noncompete and Nonsolicitation.
A.
Until two years after the Effective Date, Donovitz will not, directly or indirectly, engage in any business competitive with any of the Biote Entities or become associated with or render services in connection therewith to any Person so engaged that competes with the business of any of the Biote Entities in the geographic areas that the Biote Entities are doing business in at any time during such time period. This covenant not-to-compete will specifically exclude Donovitz’s engagement, participation or association with the operations, management or business of Pellets4Pups, LLC. Donovitz acknowledges that this covenant not-to-compete is necessary to protect the goodwill or other business interest of the Biote Entities.
B.
Until two years after the Effective Date, Donovitz will not, directly or indirectly: (i) advise or encourage any employee, agent, consultant, independent contractor, representative or customer of, or vendor or supplier to, or joint venture or other business partner of, any of the Biote Entities or any Affiliate thereof to terminate his, her, or its relationship with any of the Biote Entities or any Affiliate of them or to reduce the amount of business customarily done with any of the Biote Entities or any Affiliate of them, (ii) solicit or attempt to solicit any customer of any of the Biote Entities or any Affiliate thereof to become a customer of any other Person competitive with any of the Biote Entities; or (iii) solicit or attempt to solicit or participate in the solicitation of or employ or otherwise engage any employee, agent, consultant, independent contractor or representative of any of the Biote Entities or any Affiliate of them, or otherwise advise or encourage any such person to become an employee, agent, representative, consultant, independent contractor or representative of or to any other Person.
5.
Dismissal of Lawsuits, Appeals [*****].
A.
On or before five (5) business days after the Effective Date, the Parties will file stipulations dismissing the Biote Delaware Litigation, the Donovitz Delaware Litigation, and the Delaware Books and Records Litigation, with prejudice and without fees or costs.
B.
At Closing, Donovitz will deliver executed copies of the documents attached as Exhibit C, and will then take all steps necessary to withdraw any appeal of the Final Judgment. The Donovitz Entities will not pursue any future appeal of the Final Judgment.
C.
At Closing, Donovitz will deliver executed copies of the documents attached as Exhibit D, [*****].
6.
[*****] Books.
A.
Within thirty (30) days of the Effective Date, Biote will provide the approximately 15,000 printed copies of the book, [*****], being stored at the printer’s warehouse in Dallas. Biote will provide such printed copies of [*****] via shipping or courier service, at its own cost, to: Dr. Gary S. Donovitz, [*****].

7.
COBRA.
A.
The Biote Entities will provide coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) to Donovitz and one dependent of his choosing for eighteen (18) months after the Effective Date.
8.
Mutual General Releases And Covenants Not To Sue.
A.
The Donovitz Entities, on behalf of themselves and each of their Affiliates (other than the Biote Released Parties, defined below), hereby completely, fully, finally and forever compromise, waive, settle, release, satisfy, discharge, extinguish, relinquish and dismiss with prejudice and without costs, all Claims against the Biote Entities, Conlon, Beer, Weber, Jacoby, Cone, Cooley, Andrew Heyer, Steven J. Heyer, Haymaker (collectively, the “Biote Released Parties”) and each of their Affiliates.
B.
The Biote Released Parties and each of their Affiliates (other than the Donovitz Entities), hereby completely, fully, finally and forever compromise, waive, settle, release, satisfy, discharge, extinguish, relinquish and dismiss with prejudice and without costs, all Claims against the Donovitz Entities and each of their Affiliates (other than the Biote Released Parties), including the monetary award in the Final Judgment.
C.
The Released Claims extend to Claims that any Person granting such release (a “Releasing Person”) does not know or suspect to exist at the time of such release, which, if known, might have affected the Releasing Person’s decision to enter into such release. The Releasing Person will be deemed to relinquish, to the extent applicable, and to the fullest extent permitted by law, the provisions, rights and benefits of: (i) Section 1542 of the California Civil Code;1 and (ii) any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code.
D.
The Donovitz Entities, on behalf of themselves and their Affiliates (other than the Biote Released Parties), covenant not to directly, indirectly or derivatively sue, or otherwise participate in any action, suit or other proceeding about the Released Claims against any of the Biote Released Parties or their Affiliates.
E.
The Biote Released Parties and each of their Affiliates (other than the Donovitz Entities) covenant not to directly, indirectly or derivatively sue, or otherwise participate in any action, suit or other proceeding about the Released Claims against any of the Donovitz Entities or their Affiliates.

1Section 1542 of the California Civil Code provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

9.
No Assignment of Claims. Each of the Parties represents and warrants that no Claims have been assigned or transferred to any other individual or entity that is not a Party, including by way of subrogation, contract, operation of law or otherwise.
10.
Alterations, Amendment or Modification. This Agreement is irrevocable and may not be rescinded. In addition, this Agreement may not be altered, amended, modified, or changed, except by a writing duly executed by all of the Parties that refers specifically to this Agreement; nothing else including but not limited to detrimental reliance, estoppel, oral representations or any promises will modify, amend, or alter this Agreement. No waiver of any breach of this Agreement will be construed as an implied amendment or agreement to modify this Agreement, this provision or any other part of this Agreement.
11.
Authorization. The representative of a Party signing this Agreement on behalf of a Party represents and warrants that such representative has full power, capacity and authority to execute this Agreement on behalf of the Party so indicated. The representative of a Party signing this Agreement on behalf of a Party represents and warrants that such representative has read the terms of this Agreement and had the opportunity to have the terms used herein and consequences of them explained by such Party’s attorney before signing.
12.
Confidentiality.
A.
The Parties agree that this Agreement and its terms, including the exhibits and all agreements, documents or other instruments delivered pursuant hereto or in connection with it, and all the transactions contemplated hereby and thereby (“Confidential Information”), will be maintained in strict confidence, and that they and their counsel, representatives, management companies, agents or anyone acting, directly or indirectly, on their behalf, will not disclose, discuss or communicate the Confidential Information in any way whatsoever to any person or entity that is not a Party, except:
i.
To their legal counsel, tax or financial advisors, spouse, representatives, agents, partners in partnership, officers, directors, members, managers and employees who have a bona fide need to know such Confidential Information and who have been advised of the confidentiality obligations with respect to such Confidential Information;
ii.
If a Party seeks to enforce the terms of this Agreement, such Party may disclose the terms of this Agreement to the Court, but will take all available steps, including seeking leave of the Court to file under seal, to protect the Confidential Information;
iii.
To the extent permitted by this Agreement;
iv.
To the extent necessary to comply with securities laws and regulations; and
v.
To the extent required by applicable law, regulation or court order, subject to, and after complying with, the prior written notice requirement set forth below.

B.
The Parties agree that in the event any Party is served with a subpoena or other legal process, demand or order (collectively, “Order”) that requires or compels the production of any Confidential Information, the Party may comply with such Order without being in violation of this Agreement as long as the Party gives advance written notice to the other Parties within five (5) business days of receipt of such Order, and allows the other Parties fifteen (15) calendar days (or a shorter time if required by the Order) from such advance written notice to challenge or object to the Order requiring or compelling such production or disclosure. If the Party has provided the required advance written notice required in this Section in connection with an Order and later another Party fails to take action or obtain relief within the above-described period, the Party will have no liability for any Confidential Information disclosed. Notwithstanding the above, the Parties agree that any Party or its counsel may disclose to non-parties the fact that the Lawsuits have been resolved in a manner that is confidential.
C.
The Parties agree that any information that is or properly becomes part of the public record in a manner not violating this Agreement, as of or after the Effective Date, including information already disclosed as part of Biote’s securities filings, is not Confidential Information.
13.
Construction and Severability. This Agreement has been jointly negotiated and drafted and will be construed as a whole according to its fair meaning and not strictly for or against any Party. If any word, phrase, clause, term, sentence or other provision of this Agreement is declared or determined by any court or arbitrator to be invalid or unenforceable, in whole or in part, such provision or part of such provision will be deemed omitted to that extent and will be replaced by a valid and enforceable provision which so far as possible achieves the same objectives as the severed provision was intended to achieve and, in any event, the remaining provisions of this Agreement will not be affected and will remain valid and fully enforceable.
14.
Voluntary Agreement. The Parties, through and by their signatures below, represent that they have read this Agreement and fully understand all its terms; that they have conferred with an attorney before signing their name; and that they understand any rights that they may have and sign this Agreement with full knowledge of any such rights.
15.
No Admission of Liability. The Parties acknowledge that each of them, by agreeing to this Agreement, admit no liability of any sort, have made no representations about liability and have made no agreement or promise to do or omit to do any act or thing not set forth in this Agreement. The Parties also acknowledge that this Agreement is made as a compromise of disputed claims to avoid expense and to terminate all claims of any nature, known or unknown.
16.
Execution in Counterparts and Signatures. This Agreement may be executed in one or more counterparts, each of which will be considered an original and each of which, taken together, will constitute the same instrument. Signatures may be transmitted by facsimile or electronic mail and such signatures will be acceptable as original signatures for all purposes.
17.
Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning of terms included in this Agreement.

18.
Dispute Resolution. The Parties agree that William B. Chandler III will retain exclusive jurisdiction over all controversies, disputes or claims arising from or relating to this Agreement, or breach of it. If the Parties cannot resolve a dispute over language contained in the Agreement, or the Parties’ obligations created or affirmed by this Agreement, the Parties will submit the dispute to William B. Chandler III for a final and non-appealable decision. If William B. Chandler III is unavailable due to incapacity or death to resolve such disputes, the Parties agree that any and all controversies, disputes or claims arising from or relating to this Agreement, or breach of it, shall be brought exclusively in the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have subject matter jurisdiction over the matter, the Superior Court of the State of Delaware’s Complex Commercial Litigation Division (“CCLD”) or, if jurisdiction over the matter is vested exclusively in the federal courts, the United States District Court of the District of Delaware, and each of the Parties hereby irrevocably consents to the jurisdiction of such court (and of the appropriate appellate courts from it) in any such action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action in any such court or that any such action which is brought in such court has been brought in an inconvenient forum. Process in any such action may be served by mail or similar means on any Party anywhere in the world, whether within or without the jurisdiction of such court.
19.
Choice of Law and Attorney’s Fees. This Agreement will be governed by, construed and enforced in accordance with the internal, substantive law, of the State of Delaware, regardless of its conflicts of law principles. In any action, suit or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party(ies) will be entitled to recover its costs, including reasonable attorneys’ fees.
20.
Waiver of Jury Trial. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING FROM OR RELATING TO THIS AGREEMENT, OR ANY BREACH OF IT. EACH OF THE PARTIES HEREBY: (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE ABOVE WAIVER; AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
21.
Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably if any provision in this Agreement is not performed in accordance with its specific terms or otherwise is breached or violated. Accordingly, each of the Parties agrees that, without posting bond or other undertaking, the other Parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and any terms in it, and to any other remedies provided by law or equity, including without limitation an award for damages. Each Party also agrees that, in the event of any action for specific performance for such breach or violation of this Agreement, it will not assert as a defense that a remedy at law would be adequate.

22.
Entire Agreement. This Agreement (including its exhibits) constitutes the entire agreement by and among the Parties, and it supersedes all other agreements, understandings, negotiations or discussions, either oral or in writing, express or implied, about the subject matters of this Agreement.
23.
No Reliance. This Agreement has in all respects been voluntarily and knowingly executed by the Parties, after receiving advice from their legal counsel. The Parties acknowledge and agree that in making this Agreement, each of them has relied only on such Party’s own judgment, beliefs and interest, after receiving advice from such Party’s legal counsel. The Parties also acknowledge and agree that they have each made such investigation of the facts relating to the settlement provided for in this Agreement, and of all matters pertaining to it, that such Party considers necessary. Each Party declares and represents that it has not relied on any statement, representation, warranty, promise or assurance, expressed or implied, not expressly set forth in this Agreement. The Biote Entities have made no representations about the past, present or future value of Biote stock or Holdings Units. The Donovitz Entities understand that the value of Biote stock and Holdings Units may rise after the Effective Date; nevertheless, the Donovitz Entities will receive cash payments in the exact amounts detailed in Section 2 of this Agreement regardless of the current or trailing price of Biote stock or value of Holdings Units at the time of any transfers of shares/units detailed in Section 2 of this Agreement. Each Party waives and releases all rights and remedies which might otherwise be available to such Party for any such other oral or written representation, warranty, promise or assurance made before execution of this Agreement.
24.
No Waivers. No course of dealing between or among any of the Parties will be considered to affect, modify, amend or discharge any provision or term of this Agreement. No delay in the exercise of any right or remedy under this Agreement will waive (a) such right or remedy; or (b) any other term in this Agreement. No waiver will be considered effective unless signed by the Party against whom such waiver is sought to be enforced. The failure of a Party to insist on strict adherence to any term of this Agreement on any occasion will not be considered a waiver of it or deprive that Party of the right afterward to insist on strict adherence to that, or any other, term of this Agreement. Time is of the essence.
25.
Benefits to the Parties. This Agreement will be binding on and will inure to the benefit of the Parties and their Affiliates.
26.
Disclaimer of Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to, or will be construed to, give any non-Party any rights or remedies under or relating to this Agreement.
27.
Cooperation. In addition to the actions specifically provided for in this Agreement, the Parties will use their reasonable best efforts from and after the Effective Date to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable law and applicable agreements to consummate and make effective this Agreement and the transactions contemplated thereby. The Parties and their attorneys agree to cooperate fully with one another and to use their best efforts to effect the consummation of this Agreement and the transactions contemplated thereby.

28.
Notice. Each Party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other Party at its address set out below (or to any other address that the receiving Party may designate from time to time in accordance with this section). Each Party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party; and (b) if the Party giving the Notice has complied with the requirements of this section.

If to the Donovitz Entities:	Dr. Gary S. Donovitz
[*****]
Attention: Dr. Gary S. Donovitz
with a copy (which shall not constitute effective notice) to:	Mr. William A. Brewer III
Brewer, Attorneys & Counselors
1717 Main Street, Suite 5900
Dallas, TX 75201
Email: wab@brewerattorneys.com
If to the Biote Entities, Conlon, Beer Weber, Jacoby, or Cone:	BioTE Holdings, LLC
1875 W. Walnut Hill Lane
Irving, TX 75038
Attention: Mary Elizabeth Conlon
with a copy (which shall not constitute effective notice) to:	McKool Smith
300 Crescent Court, Suite 1500
Dallas, TX 75201
Attention: Alan S. Loewinsohn
If to Haymaker, Andrew Heyer, or Steven Heyer:	Andrew Heyer
[*****]
Steven Heyer
[*****]
with a copy (which shall not constitute effective notice) to:	Sidney Burke
DLA Piper LLP (US)
1251 Avenue of the Americas, 27th Floor
New York, NY 10020
If to Cooley:	Ann Mooney
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, CA 94111-4004
with a copy (which shall not constitute effective notice) to:	David E. Ross
Ross Aronstam & Moritz LLP
1313 North Market Street, Suite 1001
Wilmington, DE 19801

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement intending to make this a document under seal.

/s/ Dr. Gary S. Donovitz	/s/ Marc D. Beer
DR. GARY S. DONOVITZ	BIOTE CORPORATION

/s/ Dr. Gary S. Donovitz	/s/ Marc D. Beer
THE GARY S. DONOVITZ 2012	BIOTE MEDICAL, LLC
IRREVOCABLE TRUST

/s/ Dr. Gary S. Donovitz	/s/ Marc D. Beer
BIOTE MANAGEMENT LLC	BIOTE MEDICAL, LLC

/s/ Marc D. Beer
MARC D. BEER

/s/ Teresa S. Weber
TERESA S. WEBER

/s/ Dana Jacoby
DANA JACOBY

/s/ Mark Cone
MARK CONE

/s/ Mary Elizabeth Conlon
MARY ELIZABETH CONLON

/s/ Steven J. Heyer
HAYMAKER SPONSOR III LLC

/s/ Andrew Heyer
ANDREW HEYER

/s/ Steven J. Heyer
STEVEN J. HEYER

/s/ Ann Mooney
COOLEY LLP

EXHIBIT A

CAUSE NO. DC-22-08737

BIOTE MEDICAL, LLC,	§	IN THE DISTRICT COURT
§
Plaintiff,	§
§
v.	§
	§	DALLAS COUNTY, TEXAS
§
DR. GARY S. DONOVITZ,	§
§
Defendant.	§
	§	134TH JUDICIAL DISTRICT
§

AMENDED FINAL JUDGMENT

On September 8, 2023, Plaintiff BioTE Medical, LLC (“Plaintiff” or “BioTE”) and Defendant Dr. Gary S. Donovitz (“Donovitz”), entered into an Agreed Partial Judgment for Permanent Injunction and Stipulation (“Agreed Partial Judgment”), which is attached as exhibit A and is incorporated for all purposes into this Final Judgment by reference. On October 30, 2023, the above-styled case was called to trial on the remaining issues not disposed by the Agreed Partial Judgment. BioTE and Donovitz appeared by attorneys of record and announced ready. Having been previously demanded, a jury consisting of twelve jurors and one alternate juror was duly empaneled and the case proceeded to trial.

At the conclusion of the evidence, the Court submitted the disputed questions of fact to the jury. The jury found that a reasonable fee for the necessary services of BioTE’s attorneys for its claim for breach of contract was (a) $4,678,717.25 for representation through trial; (b) $55,000 for representation in the trial court after trial and before judgment; (c) $70,000 for representation in the court of appeals; (d) $30,000 for representation at the petition for review stage in the Supreme Court of Texas; (e) $50,000 for representation at the merits briefing stage in the Supreme Court of

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Texas; and (f) $50,000 for representation through oral argument and the completion of proceedings in the Supreme Court of Texas. The Charge of the Court and the verdict of the jury, which was accepted by the Court, are attached as Exhibit B and fully incorporated herein for all purposes by reference. The Court has considered the stipulations and agreements in the Agreed Partial Judgment, the jury’s verdict, the evidence presented at trial, any motions for judgment, and the Court’s previous orders and rulings. Accordingly, the Court has determined that a Final Judgment is proper. It is, therefore, ORDERED, ADJUDGED AND DECREED that:

1. Donovitz and all of his officers, agents, servants, employees, shareholders, affiliates, subsidiaries, attorneys, representatives, and all others in active concert or participation with him and those subject to his control, be and hereby are permanently restrained and enjoined from (a) directly or indirectly making any disparaging or derogatory statement(s) to any third party regarding the Plaintiff or its current or former officers, directors, employees, members or affiliates, provided however that nothing in this Permanent Injunction shall prohibit Donovitz from making any statements to any officer or director of the Plaintiff or a governmental regulatory body or from making statements in a pleading, in a deposition or in a hearing in connection with any lawsuit; and (b) any destruction or deletion of any documents, including electronic communications, relating in any way to the business of Plaintiff.

2. Plaintiff shall have and recover attorneys’ fees from Donovitz in the amount of $4,733,717.25;

3. Plaintiff also shall have and recover the following conditional attorney’s fees from Donovitz if the following events occur:

a. $70,000 in the event of an appeal to the court of appeals;

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b. $30,000 in the event of a petition for review filed with the Texas Supreme Court;

c. $50,000 in the event the Texas Supreme Court requests briefs on the merits; and

d. $50,000 in the event of preparation and presentation of oral argument to the Texas Supreme Court.

4. Plaintiff shall have and recover all taxable costs from Donovitz;

5. Plaintiff shall have and recover post judgment interest on the entire amount of the judgment, including court costs, at 8.5% percent compounded interest per annum, accruing from the date the judgment is signed until the date the judgment is satisfied;

6. All writs and processes for the enforcement and collection of this Judgment and the costs of court shall issue as necessary; and

7. All relief requested in this case and not expressly granted herein is denied.

This is a FINAL JUDGMENT and finally and completely disposes of all parties and claims and is appealable.

SIGNED this _____ day of _____________________, 2023.

11/21/2023 1:32:23 PM

/s/ Dale B. Tillery

JUDGE PRESIDING

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EXHIBIT A

CAUSE NO. DC-22-08737

BIOTE MEDICAL, LLC,	§	IN THE DISTRICT COURT
§
Plaintiff,	§
§
v.	§
	§	DALLAS COUNTY, TEXAS
DR. GARY S. DONOVITZ AND	§
individually and dba LANI D.	§
CONSULTING,	§
§
Defendants.	§
	§	134th JUDICIAL DISTRICT

AGREED PARTIAL JUDGMENT FOR PERMANENT INJUNCTION
AND STIPULATION

On _________________, 2023, the Court heard the request of Plaintiff BioTE Medical, LLC (“BioTE” or “Plaintiff”) for a permanent injunction against Dr. Gary S. Donovitz (“Donovitz”) (BioTE and Donovitz, collectively, the “Parties”). BioTE and Donovitz appeared by attorneys of record and announced ready.

All parties waived a trial by jury as to liability and the request for permanent injunction against Donovitz was tried before the Court.

BioTE and Donovitz stipulate to the following reasons for issuance of a Permanent Injunction against Donovitz: (1) Donovitz failed to comply with the non-disparagement provision in the contract he entered into with Plaintiff and thereby breached his contract, which contract provides that a breach will cause irreparable harm entitling BioTE to injunctive relief, (2) BioTE has a probable right to the Permanent Injunction provided herein, (3) if this Permanent Injunction is not issued, BioTE will suffer a probable and imminent injury that would be irreparable for a

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number of reasons including because Plaintiff will be required to continue to spend considerable resources meeting with practitioners, employees, and bankers to preserve its source of revenue, minimize instability and turmoil in the organization, and preserve its relationship with lenders, and these harms to BioTE are irreparable because BioTE cannot fully ascertain the full extent of harm done to its reputation and business and to calculate its economic loss.

The Parties stipulate and agree that BioTE may file an application on BioTE’s request for attorneys’ fees, and the hearing on that application shall occur no later than October 31, 2023. If in connection with the application for attorneys’ fees BioTE wishes to call its previously designated expert on attorneys’ fees, John T. Cox, III, such expert shall be deposed reasonably prior to the hearing on the application if requested by Donovitz, and in the event that Donovitz wishes to call his previously designated expert on attorneys’ fees, Joseph M. Cox, to rebut the testimony of Plaintiff’s expert, such expert shall be deposed reasonably prior to a hearing on the application if requested by BioTE. BioTE expressly reserves its position that its application for attorneys’ fees shall be decided by the Court, and Donovitz expressly reserves his position that BioTE’s application for attorneys’ fees shall be decided by a jury.

Donovitz also stipulates that he will not assert or argue at any time, including in the event of an appeal of any final judgment in this cause, that: 1) BioTE is not entitled to recover attorneys’ fees because there is no finding by a judge or jury that the breach of contract that Donovitz stipulates to herein resulted in harm, and/or 2) BioTE is not entitled to recover attorneys’ fees because the relief BioTE sought and obtained in the form of a permanent injunction was obtained by agreement rather than a contested trial, Otherwise, Donovitz reserves all rights to contest reasonableness and necessity of fees.

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Accordingly, based on the foregoing and the agreement and stipulations of the Parties, the Court has determined that a Permanent Injunction against Donovitz is proper on the terms stated therein. It is, therefore, ORDERED that:

1. Plaintiffs Application for Permanent Injunction is GRANTED;

2. Donovitz and all of his officers, agents, servants, employees, shareholders, affiliates, subsidiaries, attorneys, representatives, and all others in active concert or participation with him and those subject to his control, be and hereby are permanently restrained and enjoined from (a) directly or indirectly making any disparaging or derogatory statement(s) to any third party regarding the Plaintiff or its current or former officers, directors, employees, members or affiliates, provided however that nothing in this Permanent Injunction shall prohibit Donovitz from making any statements to any officer or director of the Plaintiff or a governmental regulatory body or from making statements in a pleading, in a deposition or in a hearing in connection with any lawsuit; and (b) any destruction or deletion of any documents, including electronic communications, relating in any way to the business of Plaintiff.

It is FURTHER ORDERED that the terms of the Permanent Injunction stated herein will be incorporated into a Final Judgment after a determination by the Court on BioTE’s request for attorneys’ fees. Donovitz agrees in the event of any appeal of the final judgment in this case not to appeal or seek to overturn or amend the terms of the Permanent Injunction provided for herein, and Donovitz agrees in the event a motion to enforce the Permanent Injunction is filed at any date in the future, Donovitz will not argue that the Permanent Injunction is invalid or unenforceable,

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It is FURTHER ORDERED that the bond of $5,000.00 previously deposited by BioTE with the Court in connection with the granting of the Temporary Restraining Order and Order Setting Hearing for Temporary Injunction, which was entered on August 3, 2022, shall be returned to BioTE upon entry of this order.

It is FURTHER ORDERED that the Agreed Order Granting Extension of Temporary Restraining Order previously agreed to by the Parties and signed by the Court shall be and is hereby superseded by this order.

SIGNED this _____ day of September, 2023.

9/9/2023 7:29:58 PM

/s/ Dale B. Tillery

JUDGE PRESIDING

AGREED AND STIPULATED AS TO FORM AND SUBSTANCE:

/s/ Alan S. Loewinsohn
Alan S. Loewinsohn on behalf of
BioTE Medical, LLC

/s/ Matthew Davis
Sarah Rogers / Matthew Davis on behalf of
Dr. Gary S. Donovitz

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EXHIBIT B

CAUSE NO. DC-22-08737

BIOTE MEDICAL, LLC,	IN THE DISTRICT COURT
VS.	134th JUDICIAL DISTRICT
DR. GARY S. DONOVITZ	DALLAS COUNTY, TEXAS

JURY CHARGE

LADIES AND GENTLEMEN OF THE JURY:

After the closing arguments, you will go to the jury room to decide the case, answer the questions that are included in this Jury Charge, and reach a verdict. You may discuss the case with other jurors only when you are all together in the jury room.

Remember my previous instructions: Do not discuss the case with anyone else, either in person or by any other means. Do not do any independent investigation about the case or conduct any research. Do not look up any words in dictionaries or on the Internet. Do not post information about the case on the Internet. Do not share any special knowledge or experiences with the other jurors. Do not use your phone or any other electronic device during your deliberations for any reason. I have previously given you a number where others may contact you in case of an emergency.

Any notes you have taken are for your own personal use. You may take your notes back into the jury room and consult them during deliberations, but do not show or read your notes to your fellow jurors during your deliberations. Your notes are not evidence. Each of you should rely on your independent recollection of the evidence and not be influenced by the fact that another juror has or has not taken notes.

You must leave your notes with the bailiff when you are not deliberating. The bailiff will give your notes to me promptly after collecting them from you. I will make sure your notes are kept in a safe, secure location and not disclosed to anyone. After you complete your deliberations, the bailiff will collect your notes. When you are released from jury duty, the bailiff will promptly destroy your notes so that nobody can read what you wrote.

Here are the instructions for answering the questions.

1. Do not let bias, prejudice, or sympathy play any part in your decision.

2. Base your answers only on the evidence admitted in Court and on the law that is in these instructions and questions. Do not consider or discuss any evidence that was not admitted in the courtroom.

3. You are to make up your own minds about the facts. You are the sole judges of the credibility of the witnesses and the weight to give their testimony. But on matters of law, you must follow all of my instructions.

4. If my instructions use a word in a way that is different from its ordinary meaning, use the meaning I give you, which will be a proper legal definition.

5. All the questions and answers are important. No one should say that any question or answer is not important.

Jury Charge Page 1 of 5

6. Answer “yes” or “no” to all questions unless you are told otherwise. A “yes” answer must be based on a preponderance of the evidence unless you are told otherwise. Whenever a question requires an answer other than “yes” or “no,” your answer must be based on a preponderance of the evidence.

The term “preponderance of the evidence” means the greater weight of credible evidence presented in this case. If you do not find that a preponderance of the evidence supports a “yes” answer, then answer “no.” A preponderance of the evidence is not measured by the number of witnesses or by the number of documents admitted in evidence. For a fact to be proved by a preponderance of the evidence, you must find that the fact is more likely true than not true.

7. Do not decide who you think should win before you answer the questions and then just answer the questions to match your decision. Answer each question carefully without considering who will win. Do not discuss or consider the effect your answers will have.

8. Do not answer questions by drawing straws or by any method of chance.

9. Some questions might ask you for a dollar amount. Do not agree in advance to decide on a dollar amount by adding up each juror’s amount and then figuring the average.

10. Do not trade your answers. For example, do not say, “I will answer this question your way if you answer another question my way.”

11. Unless otherwise instructed, the answers to the questions must be based on the decision of at least 10 of the 12 jurors. The same 10 jurors must agree on every answer. Do not agree to be bound by a vote of anything less than 10 jurors, even if it would be a majority.

As I have said before, if you do not follow these instructions, you will be guilty of juror misconduct, and I might have to order a new trial and start this process over again. This would waste your time and the parties’ money, and would require the taxpayers of this county to pay for another trial. If a juror breaks any of these rules, tell that person to stop and report it to me immediately.

DEFINITIONS AND INSTRUCTIONS

A fact may be established by direct evidence or by circumstantial evidence or both. A fact is established by direct evidence when proved by documentary evidence or by witnesses who saw the act done or heard the words spoken. A fact is established by circumstantial evidence when it may be fairly and reasonably inferred from other facts proved.

“BioTE” means BioTE Medical, LLC.

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JURY QUESTIONS

QUESTION NO. 1:

What is a reasonable fee, if any, for the necessary legal services of BioTE’s attorneys for its claim for breach of contract?

You are instructed that a reasonable fee is presumed to be the reasonable hours worked, and to be worked, multiplied by a reasonable hourly rate for that work.

Do not include fees that relate solely to any other claim, including claims against other parties. You may include fees for legal services that advance another claim so long as they also advance the claim for breach of contract.

Answer with an amount in dollars and cents for each of the following:

1. 1. For representation through trial.

Answer: $4,678,717.25_____________

2. For representation in the trial court after trial and before judgment.

Answer: __$55,000___________

3. For representation in the court of appeals.

Answer: ___$70,000__________

4. For representation at the petition for review stage in the Supreme Court of Texas.

Answer: __$30,000___________

5. For representation at the merits briefing stage in the Supreme Court of Texas.

Answer: __$50,000___________

6. For representation through oral argument and the completion of proceedings in the Supreme Court of Texas.

Answer: __$50,000___________

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Presiding Juror:

1. When you go into the jury room to answer the questions, the first thing you will need to do is choose a presiding juror.

2. The presiding juror has these duties:

a. have the complete charge read aloud if it will be helpful to your deliberations;

b. preside over your deliberations, meaning manage the discussions, and see that you follow these instructions;

c. give written questions or comments to the bailiff who will give them to the judge;

d. write down the answers you agree on;

e. get the signatures for the verdict certificate; and

f. notify the bailiff that you have reached a verdict.

Do you understand the duties of the presiding juror? If you do not, please tell me now.

Instructions for Signing the Verdict Certificate:

1. Unless otherwise instructed, you may answer the questions on a vote of 10 jurors. The same 10 jurors must agree on every answer in the charge. This means you may not have one group of 10 jurors agree on one answer and a different group of 10 jurors agree on another answer.

2. If 10 jurors agree on every answer, those 10 jurors sign the verdict.

If 11 jurors agree on every answer, those 11 jurors sign the verdict.

If all 12 of you agree on every answer, you are unanimous and only the presiding juror signs the verdict.

3. All jurors. should deliberate on every question. You may end up with all 12 of you agreeing on some answers, while only 10 or 11 of you agree on other answers. But when you sign the verdict, only those 10 or 11 who agree on every answer will sign the verdict.

Do you understand these instructions? If you do not, please tell me now.

/s/ Dale B. Tillery

JUDGE PRESIDING

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Verdict Certificate

Check one:

Our verdict is unanimous. All 12 of us have agreed to each and every answer. The presiding juror has signed the certificate for all 12 of us.

Signature of Presiding Juror Printed Name of Presiding Juror

Our verdict is not unanimous. Eleven of us have agreed to each and every answer and have signed the certificate below.

✓ Our verdict is not unanimous. Ten of us have agreed to each and every answer and have signed the certificate below.

SIGNATURE	NAME PRINTED
1. /s/ Mikole Mayo	Mikole Mayo
2. /s/ Caroline Zurmely	Caroline Zurmely
3. /s/ Lesley Garcia	Lesley Garcia
4. /s/ Denise Rodriguez	Denise Rodriguez
5. /s/ Jonathan Smith	Jonathan Smith
6. /s/ Veronica Williams	Veronica Williams
7. /s/ LaShaun Holland	LaShaun Holland
8. /s/ Michelle Corbin	Michelle Corbin
9. /s/ Martin Manzanares	Martin Manzanares
10. /s/ Ceasor De La Rosa	Ceasor De La Rosa
11.

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EXHIBIT B

BIOTE CORP.

VOTING AGREEMENT

This Voting Agreement, dated as of April 26, 2024 (this “Agreement”), is entered into by and among biote Corp., a Delaware corporation (together with any direct or indirect successor or assign thereof, the “Corporation”), and Gary S. Donovitz (“Dr. Donovitz”), BioTE Management, LLC (“BioTE Management”), and the Gary S. Donovitz 2012 Irrevocable Trust (the “Trust” and, together with BioTE Management, Dr. Donovitz, and any transferee of any of the foregoing, the “Stockholders” and each a “Stockholder”), pursuant to the Settlement Agreement settling all claims between the Corporation and the Stockholders (the “Settlement Agreement”).

WHEREAS, as of the date hereof, the Stockholders are the record and beneficial owners of Class V Common Stock, par value $0.0001 per share, of the Corporation and Class A Common Stock, par value $0.0001 per share, of the Corporation, identified on Exhibit A (such shares, together with such additional shares of capital stock of the Corporation or other securities of the Corporation that they or any transferee now or may hereafter hold record or beneficial ownership of from time to time, and any and all other shares of capital stock or other securities (whether of the Corporation, any successor thereto or any other Person (as defined below)) issued in respect thereof in any manner, including, without limitation, whether by dividend, stock dividend, liquidating distribution, reclassification, exchange, combination, subdivision, redemption, recapitalization, merger, consolidation, division, conversion, domestication, transfer, continuance, dissolution, liquidation or winding up, operation of law, similar event or otherwise, the “Subject Shares” and any such transaction or similar event or transaction, a “Reorganization”); and

WHEREAS, the parties hereto desire to enter into this Agreement in connection with the resolution of certain matters, pursuant to the Settlement Agreement, and in order to govern the Subject Shares from and after the date hereof.

NOW, THEREFORE, the parties hereto agree as follows:

1. Irrevocable Proxy. Each Stockholder hereby irrevocably appoints the Chief Executive Officer of the Corporation (or, if at any time there is no Chief Executive Officer in office or if the Chief Executive Officer is unable to act, the longest tenured senior executive officer of the Corporation then in office) (the “Proxyholder”), and any designee of the Proxyholder, each as the sole and exclusive attorney-in-fact and proxy of such Stockholder, with full power of substitution and re-substitution, to exercise all of such Stockholder’s voting, consent (whether pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) or otherwise) and related rights with respect to any and all Subject Shares that such Stockholder now or may hereafter hold record ownership or beneficial ownership of from time to time, in accordance with this Agreement and the Settlement Agreement. Each Stockholder hereby acknowledges and agrees that the proxy and power-of-attorney provided herein (this “Proxy”) are irrevocable to the extent permitted under Section 212 of the DGCL, are coupled with an interest and shall continue in effect at any time when any Subject Shares are held of record or beneficially owned by such Stockholder or any transferee thereof (which period of effectiveness of this Proxy may, for the avoidance of doubt, exceed a period of three years). Without limiting the foregoing, each Stockholder hereby acknowledges and agrees that this Proxy shall survive such Stockholder’s death, disability or incapacity (in the case of an individual) or any Reorganization involving any Stockholder (in the case of any other Person) and shall survive the transfer of any of the Subject Shares. The Proxyholder will be empowered at any time from and after the date hereof, in a manner consistent with this Agreement but otherwise in its sole and absolute discretion to vote or cause to be voted all of the Subject Shares at every annual or special meeting of the Corporation’s stockholders on all matters in respect of which the Subject Shares are entitled to vote and at every adjournment or postponement thereof, and take every action or approval by consent of the Corporation’s stockholders (and execute and deliver any and all such consents) in respect of which the Subject Shares are entitled to consent in lieu of a meeting of stockholders.

2. Voting. At every meeting of the stockholders of the Corporation called in any manner, and at each and every adjournment or postponement thereof, and on each and every action or approval by consent of the stockholders of the Corporation in lieu of a meeting of stockholders, Proxyholder, on behalf each Stockholder, shall vote or cause to be voted (or give consent or cause consent to be given with respect to) all of the Subject Shares that each Stockholder is entitled to vote or cause to be voted on each proposal or other matter on which stockholders are required or permitted to vote in the same proportion as the votes cast by the stockholders entitled to vote thereon (other than the Subject Shares). For the avoidance of doubt, to the extent applicable at any time, on each and every action or approval by consent of the stockholders of the Corporation in lieu of a meeting of stockholders, the Proxyholder, on behalf of each Stockholder, shall duly execute and deliver a consent (or cause a consent to be duly executed and delivered) consenting to such action or approval with respect to a number of the Subject Shares equal to the product of (i) the number of Subject Shares then subject to this Agreement times (ii) a fraction, (x) the numerator of which is the number of votes represented with respect to such action or approval by the outstanding shares of capital stock of the Corporation (other than the Subject Shares) that have consented to such action or approval from time to time and (y) the denominator of which is the number of votes represented with respect to such action or approval by all outstanding shares of capital stock of the Corporation (other than the Subject Shares). Any vote purportedly cast (or action by consent in lieu of a meeting of stockholders purportedly taken) by a Stockholder in violation of this Agreement shall be null and void ab initio and of no force and effect. The Proxyholder, on behalf of each Stockholder, shall cause each of the Subject Shares to be present and counted for purposes of establishing a quorum at each and every meeting of the stockholders of the Corporation called in any manner, and at each and every adjournment or postponement thereof.

3. Representations, Warranties and Covenants of the Stockholders. Each of the Stockholders hereby represents and warrants to the Corporation, as to such Stockholder, that (a) as of the date hereof, such Stockholder owns beneficially and of record the Subject Shares set forth opposite such Stockholder’s name on Exhibit A hereto, (b) such Stockholder has the power and authority or legal capacity, as applicable, to enter into and perform all of such Stockholder’s obligations under this Agreement, (c) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies.

4. Certain Agreements & Acknowledgements. To the fullest extent permitted by law, each Stockholder hereby acknowledges and agrees, to the extent that, at law or in equity, the Proxyholder has any duties (fiduciary or otherwise) or liabilities relating thereto, (a) the Proxyholder shall not be liable to any Stockholder for actions taken by the Proxyholder pursuant to provisions of this Agreement, and (b) the duties of the Proxyholder are expressly disclaimed by each Stockholder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Proxy or this Agreement with respect to the Proxyholder. Each Stockholder hereby acknowledges and agrees that none of the Corporation, Proxyholder, any of their respective affiliates, any director, officer, manager, partner, agent or representative of any of the foregoing or any other Person made any representations or warranties, and that such Stockholder relied on no such representations or warranties, regarding the voting of the Subject Shares pursuant to this Proxy or any other matter in connection with such Stockholder’s execution of and entry into this Proxy. Each Stockholder acknowledges and agrees that the Proxyholder is a direct third-party beneficiary of this Agreement.

5. Transfer Restrictions. Any obligation of a Stockholder hereunder shall be binding upon such Stockholder’s successors and assigns. From and after the date hereof, no Stockholder will, directly or indirectly (by merger, consolidation, other Reorganization, operation of law or otherwise), (i) transfer, sell, assign, dispose, donate, pledge, bequest, hypothecate, convey, encumber or otherwise dispose of any of such Stockholder’s Subject Shares or any interest therein by any means whatsoever (a “Transfer”), (ii) deposit (or permit the deposit of) any Subject Shares in a voting trust, (iii) grant any proxy or power-of-attorney with respect to such Stockholder’s Subject Shares or (iv) enter into any voting agreement or similar agreement with respect to any of such Stockholder’s Subject Shares, except with the prior written consent of the Corporation. If a Stockholder carries out any of the actions described in the foregoing subclauses (i) through (iv) without the prior written consent of the Corporation, or orders or permits any Person to carry out any of those actions, such action shall be null and void ab initio and of no force and effect. Each Stockholder shall submit any certificate(s) representing such Stockholder’s Subject Shares to be submitted to the appropriate officer or agent of the Corporation for the impression thereon of a legend reflecting the restrictions on transfer set forth in this Agreement.

6. Amendment. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid unless the same is in writing and signed by each Stockholder and by the Corporation.

7. Choice of Law; Exclusive Forum. This Agreement, this Proxy and each transaction, action and matter arising out of or related hereto shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. The parties hereto agree that William B. Chandler III will retain exclusive jurisdiction over all controversies, disputes or claims arising from or relating to this Agreement, or breach of it. If the parties cannot resolve a dispute over language contained in the Agreement, or the Parties’ obligations created or affirmed by this Agreement, the parties will submit the dispute to William B. Chandler III for a final and non-appealable decision. If William B. Chandler III is unavailable to resolve such disputes, the parties hereto agree that any and all controversies, disputes or claims arising from or relating to this Agreement, or breach of it, shall be brought exclusively in the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have subject matter jurisdiction over the matter, the Superior Court of the State of Delaware’s Complex Commercial

Litigation Division or, if jurisdiction over the matter is vested exclusively in the federal courts, the United States District Court of the District of Delaware, and each of the Parties hereby irrevocably consents to the jurisdiction of such court (and of the appropriate appellate courts from it) in any such action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action in any such court or that any such action which is brought in such court has been brought in an inconvenient forum. Process in any such action may be served by mail or similar means on any party hereto anywhere in the world, whether within or without the jurisdiction of such court.

8. Specific Remedies. Each Stockholder hereby agrees and acknowledges that the Corporation and each other Proxyholder would be irreparably harmed in the event of a breach by such Stockholder of such Stockholder’s obligations hereunder, that monetary damages may not be an adequate remedy for such breach and that the Corporation and each Proxyholder shall be entitled to specific performance or injunctive relief, without the need to post a bond or other security, in addition to any other remedy that the Corporation and each Proxyholder may have at law or in equity, in the event of such breach.

9. Definitions. For purposes of this Agreement, the following terms shall be defined as follows:

“beneficial ownership” shall have the meaning defined in Rules 13d-3 and 13d-5 under the U.S. Securities Exchange Act of 1934, as amended.

“Person” means a company, a joint venture, a corporation (including any non-profit corporation), an estate, a firm, an association, a trust, a partnership (general or limited), a limited liability company, a limited liability partnership, an unincorporated organization or any other entity.

[Signature Page Follows]

IN WITNESS WHEREOF, each of undersigned has executed this Agreement as of the date first-above written.

biote Corp.

By: /s/ Marc D. Beer

Name: MARC D. BEER

Title: Chairman

Stockholders:

Gary S. Donovitz

/s/ Gary S. Donovitz

Gary S. Donovitz

Gary S. Donovitz 2012 Irrevocable Trust

By: /s/ Gary S. Donovitz

Gary S. Donovitz

Trustee

BioTE Management, LLC

By: /s/ Gary S. Donovitz

Gary S. Donovitz

Managing Member

Exhibit A

Stockholder	Shares of Class A Common Stock	Shares of Class V Common Stock
BioTE Management, LLC		703,808
Gary S. Donovitz 2012 Irrevocable Trust	5,075,090	12,653,977

EXHIBIT C

No. 05-24-00171-CV

COURT OF APPEALS FOR THE FIFTH DISTRICT OF TEXAS

DR. GARY S. DONOVITZ,

Appellant,

v.

BIOTE MEDICAL LLC,

Appellee.

From the 134TH District Court of Dallas County, Texas
Cause No. DC-22-08737

UNOPPOSED MOTION TO DISMISS APPEAL

TO THE HONORABLE FIFTH COURT OF APPEALS:

Appellant Dr. Gary S. Donovitz (“Donovitz”) files this Unopposed Motion to Dismiss Appeal pursuant to Texas Rule of Appellate Procedure 42.1.

DISCUSSION

Donovitz seeks voluntary dismissal of the above-captioned appeal. Under Texas Rule of Appellate Procedure 42.1, “the court may dismiss the appeal” upon motion of the appellant. Tex. R. App. P. 42.1. Donovitz and BioTE Medical LLC (“BioTE”) have settled their disputes in this case. Accordingly, Donovitz desires to dismiss the appeal, with all costs taxed to the party incurring the same. BioTE is unopposed to this Motion.

Unopposed Motion to Dismiss Appeal Page 1

PRAYER

In accordance with Texas Rule of Appellate Procedure 42.1, Donovitz respectfully requests that the Court dismiss the above-captioned appeal.

Respectfully submitted,

BREWER, ATTORNEYS & COUNSELORS

/s/Gizem Petrosino

William A. Brewer III

Texas Bar Admission No.: 2967035

Sarah B. Rogers (admitted pro hac vice)

Matthew Davis

Texas Bar Admission No.: 24069580

Gizem Petrosino

Texas Bar Admission No.: 24117346

1717 Main Street, Suite 5900

Dallas, Texas 75201

wab@brewerattorneys.com

sbr@brewerattorneys.com

mhd@brewerattorneys.com

gap@brewerattomeys.com

Telephone: (214) 653-4000

Facsimile: (214) 653-1015

Counsel for Dr. Gary S. Donovit

ATTORNEYS FOR GARY S.
DONOVITZ

Unopposed Motion to Dismiss Appeal Page 2

CERTIFICATE OF CONFERENCE

Undersigned counsel conferred with Alan Loewinsohn, counsel for Appellee, regarding the relief requested in this Motion on April 26, 2024. Appellee is unopposed to this Motion.

/s/Gizem Petrosino

Gizem Petrosino

CERTIFICATE OF SERVICE

I hereby certify that a true and correct copy of the foregoing document was electronically served upon all counsel of record in accordance with the Texas Rules of Civil Procedure on April 26, 2024,

/s/Gizem Petrosino

Gizem Petrosino

Unopposed Motion to Dismiss Appeal Page 3

EXHIBIT D